Exhibit 10.57

SPHERE 3D CORP.
2015 PERFORMANCE INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Option Agreement”) dated [DATE] by and between Sphere 3D Corp., a corporation incorporated under the laws of the Province of Ontario (the “Corporation”), and [NAME] (the “Grantee”) evidences the nonqualified stock option (the “Option”) granted by the Corporation to the Grantee as to the number of the Corporation’s Common Shares first set forth below.

Number of Common Shares: [SHARES]    Award Date: [DATE]
Exercise Price per Share:1 $[PRICE]    Expiration Date:1, [DATE]
Vesting Commencement Date:    [DATE]
Vesting1,2 The Option shall become vested with respect to [___]% of the shares subject to the Option on the Vesting Commencement Date and with respect to the remainder in a series of [________] substantially equal installments on each monthly anniversary of the Vesting Commencement Date (each such date, a “Vesting Date”) until fully vested.

The Option is granted under the Sphere 3D Corp. 2015 Performance Incentive Plan (including the Canadian Residents thereto, if applicable), as amended from time to time (the “Plan”) and subject to the Terms and Conditions of Nonqualified Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Grantee in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Grantee. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Grantee acknowledges receipt of a copy of the Terms, the Plan and the Prospectus for the Plan.

“GRANTEE” _____________________________________ Name:	SPHERE 3D CORP. a corporation incorporated under the laws of the Province of Ontario By:_________________________________________________ Name: Title:

Quality Review
Initials _______
SPHERE 3D CORP.
2015 PERFORMANCE INCENTIVE PLAN
TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTION

1.	Vesting; Limits on Exercise; Incentive Stock Option Status.
The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•
Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Grantee has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•
Minimum Exercise. No fewer than 100 Common Shares (subject to adjustment under Section 7.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	Nonqualified Stock Option. The Option is a nonqualified stock option and is not, and shall not be, an incentive stock option within the meaning of Section 422 of the Code.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.
Except as expressly provided in Section 4 below, the vesting schedule applicable to the Option requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.
Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Subsidiaries, affects the Grantee’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Grantee any right to remain employed by or in service to the Corporation or any Subsidiary, interferes in any way with the right of the Corporation or any Subsidiary at any time to terminate such employment or service, or affects the right of the Corporation or any Subsidiary to increase or decrease the Grantee’s other compensation. Nothing in this Option Agreement, however, is intended to adversely affect any independent contractual right of the Grantee without his/her consent thereto.

3.	Method of Exercise of Option.
The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•
a written notice stating the number of Common Shares to be purchased pursuant to the Option or by the completion of such other administrative exercise procedures as the Administrator may require from time to time;

•	payment in full for the Exercise Price of the shares to be purchased in cash, check or by electronic funds transfer to the Corporation;

•	any written statements or agreements required pursuant to Section 8.1 of the Plan; and

•	satisfaction of the tax withholding provisions of Section 6 of this Option Agreement.
The Administrator also may, but is not required to, authorize a non-cash payment alternative by one or more of the following methods (subject in each case to compliance with all applicable laws, rules, regulations and listing requirements and further subject to such rules as the Administrator may adopt as to any such payment method):

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	in Common Shares already owned by the Grantee, valued at their fair market value (as determined under the Plan) on the exercise date;

•
a reduction in the number of Common Shares otherwise deliverable to the Grantee (valued at their fair market value on the exercise date, as determined under the Plan) pursuant to the exercise of the Option; or

•	a “cashless exercise” with a third party who provides simultaneous financing for the purposes of (or who otherwise facilitates) the exercise of the Option.

4.	Early Termination of Option; Possible Acceleration of Option; Employment Agreement.
4.1    Expiration Date. Subject to earlier termination as provided below in this Section 4, the Option will terminate on the “Expiration Date” set forth in the cover page of this Option Agreement (the “Expiration Date”).
4.2    Possible Termination of Option upon Certain Corporate Events. The Option is subject to termination in connection with certain corporate events as provided in Section 7.2 of the Plan.
4.3    Termination of Option upon a Termination of Grantee’s Employment or Services. Subject to earlier termination on the Expiration Date of the Option or pursuant to Section 4.2 above, if the Grantee ceases to be employed by or ceases to provide services to the Corporation or a Subsidiary, the following rules shall apply:

•
other than as expressly provided below in this Section 4.3, (a) the Grantee will have until the date that is 3 months after his or her Termination Date (as defined below) to exercise the Option (or portion thereof) to the extent that it was vested on the Termination Date (after giving effect to any accelerated vesting that may apply pursuant to Section 4.4), (b) the Option, to the extent not vested on the Termination Date, shall terminate on the Termination Date, and (c) the Option, to the extent exercisable for the 3-month period following the Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period; and

•
if the termination of the Grantee’s employment or services is the result of the Grantee’s death or Disability (as defined below), (a) the Grantee (or his beneficiary or personal representative, as the case may be) will have until the date that is 12 months after the Grantee’s Termination Date to exercise the Option (or portion thereof) to the extent that it was vested on the Termination Date (after giving effect to any accelerated vesting that may apply pursuant to Section 4.4), (b) the Option, to the extent not vested on the Termination Date, shall terminate on the Termination Date, and (c) the Option, to the extent exercisable for the 12-month period following the Termination Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

In all events the Option is subject to earlier termination on the Expiration Date of the Option or as contemplated by Section 4.2. The Administrator shall be the sole judge of whether the Grantee continues to render employment or services for purposes of this Option Agreement.
For purposes hereof, “Termination Date” means the Grantee’s last day of actual and active employment or service with the Corporation or any of its Subsidiaries.  For greater certainty, no period of notice of termination, if any, or payment in lieu of notice that is given or ought to have been given pursuant to the Grantee’s applicable employment agreement, contract for service or at law that follows or is in respect of a period after the last date of actual and active employment will be considered as extending Grantee’s period of employment or services for purposes of determining the Grantee’s entitlement under the Option.
4.4    Acceleration Upon Certain Terminations.

(a)
If either (i) the Grantee’s employment or service with the Corporation or one of its Subsidiaries terminates due to the Grantee’s Disability or death, or (ii) a Change in Control Event occurs and, at any time within sixty (60) days before or two (2) years after the Change in Control Event, the Grantee’s employment or service with the Corporation or one of its Subsidiaries is terminated by the Corporation or such Subsidiary without Cause or by the Grantee for Good Reason, the Option, to the extent then outstanding and unvested, shall vest and be exercisable in full upon the date of such termination of employment or service (or, if later, upon the Change in Control Event).

(b)
If the Grantee’s employment or service with the Corporation or one of its Subsidiaries is terminated by the Corporation or such Subsidiary without Cause or by the Executive for Good Reason, and such termination occurs at any time on or before December 1, 2016, the Option, to the extent then outstanding and unvested, shall vest and be exercisable in full upon the Grantee’s Termination Date.

(c)
If the Grantee’s employment or service with the Corporation or one of its Subsidiaries is terminated by the Corporation or such Subsidiary without Cause or by the Grantee for Good Reason, and such termination occurs at any time after December 1, 2016 (other than a termination that occurs in connection with a Change of Control as contemplated by Section 4.4(b) above), the Option will vest on the Termination Date with respect to (i) the number of shares subject to any portion of the Option that is scheduled to vest on any Vesting Date that occurs within the period of twelve (12) months following the Termination Date; and (ii) if any Vesting Date is scheduled to occur more than twelve (12) months following the Termination Date, a number of shares subject to the Option determined by multiplying (x) the number of shares subject to the portion of the Option that would have otherwise vested on the first Vesting Date of the Option that follows the first anniversary of the Grantee’s Termination Date, by (y) a fraction, the numerator of which will be the number of whole months that have elapsed between the Vesting Date that immediately precedes the first anniversary of the Grantee’s Termination Date and the first anniversary of the Grantee’s Termination Date, and the denominator of which will be the total number of months between the Vesting Date that immediately precedes the first anniversary of the Grantee’s Termination Date and the next scheduled Vesting Date that follows the first anniversary of the Grantee’s Termination Date. Any portion of the Option that is not vested after giving effect to the preceding sentence shall terminate on the Termination Date.

(c)
Notwithstanding any other provision herein or in the Plan, as a condition precedent to any acceleration of vesting pursuant to this Section 4.4, the Grantee shall provide the Corporation with a valid, executed general release agreement in the form attached to any employment, severance, retention or similar agreement the Grantee may have with the Corporation or any of its Subsidiaries in effect on the Award Date (or, if there is no such agreement or no such form of release attached thereto, in a form acceptable to the Corporation), and such release shall have not been revoked pursuant to any revocation rights afforded by applicable law. The Corporation shall provide the final form of release agreement to the Grantee not later than seven (7) days following the Termination Date, and the Grantee shall be required to execute and return such release to the Corporation within twenty-one (21) days (or forty-five (45) days if such longer period of time is required to make the release maximally enforceable under applicable law) after the Corporation provides the form of release to the Grantee.

4.5    Employment Agreement. The Option is also subject to any rights to accelerated vesting the Grantee may have under any employment, severance, retention or similar agreement with the Corporation or any of its Subsidiaries in effect on the Award Date (the “Employment Agreement”), provided that to the extent the Employment Agreement and this Option Agreement provide different rights to accelerated vesting of the Option in connection with a termination of the Grantee’s employment or service, the Grantee shall be entitled to the acceleration provided under either the Employment Agreement or this Option Agreement, whichever agreement provides the greater benefit to the Grantee in the circumstances.
4.6    Defined Terms. For purposes of this Option Agreement, the terms Cause, Good Reason, Disability and Change of Control have the meanings given to such terms in the Employment Agreement; provided, however, that for purposes of the Option, the definition of “Change of Control” shall refer to a change in control of the Corporation that occurs after the Award Date (as determined under the applicable clauses of such definition) and not to a change in control of Overland Storage, Inc.

5.	Non-Transferability.
The Option and any other rights of the Grantee under this Option Agreement or the Plan are nontransferable and exercisable only by the Grantee, except as set forth in Section 5.7 of the Plan.

6.	Tax Withholding.
Upon any exercise or payment of the Option, or upon any other tax withholding event with respect to the Option, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required to withhold with respect to such event or payment as provided in Section 8.5 of the Plan. With the Corporation’s consent and subject to the Corporation’s compliance with all applicable laws, these arrangements may include (a) withholding Common Shares that otherwise would be issued to the Grantee pursuant to the Option, (b) surrendering Common Shares that the Grantee previously acquired or (c) an irrevocable arrangement (on terms reasonably acceptable to the Corporation) with a third-party broker to use the proceeds of a sale of Common Shares on the market to provide for such tax withholding. In the case of clauses (a) and (b) above, the fair market value of these shares (as determined under the Plan as of the date when taxes otherwise would have been withheld in cash), will be applied to the withholding taxes.

7.	No Shareholder Rights.
The Grantee shall have no rights as a shareholder of the Corporation, no dividend rights and no voting rights, with respect to the Option and any Common Shares underlying or issuable in respect of the Option until such time as the Option is exercised and such Common Shares are actually issued to and held of record by the Grantee. No adjustments will be made for dividends or other rights of a holder for which the record date is prior to the date of issuance of such shares.

8.	Notices.
Any notice to be given under the terms of this Option Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Grantee at the address last reflected on the Corporation’s payroll records, or at such other address as either party may hereafter designate in writing to the other. Any such notice shall be delivered in person or shall be enclosed in a properly sealed envelope addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Grantee is no longer employed by the Corporation or a Subsidiary, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 7.

9.	Plan.
The Option and all rights of the Grantee under this Option Agreement are subject to the terms and conditions of the Plan (including, for greater certainty and to the extent applicable, the Canadian Residents Addendum to the Plan), incorporated herein by this reference. In the event of any conflict between the provisions of the Plan and this Option Agreement, the provisions of the Plan shall control. The Grantee agrees to be bound by the terms of the Plan and this Option Agreement. The Grantee acknowledges having read and understanding the Plan, the Prospectus for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Grantee unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

10.	Entire Agreement.
This Option Agreement and the Plan, together with the Employment Agreement to the extent referred to herein, constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan and this Option Agreement may be amended pursuant to Section 8.6 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof in writing to the extent such waiver does not adversely affect the interests of the Grantee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

11.	Governing Law.
This Option Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California without regard to conflict of law principles thereunder.

12.	Effect of this Agreement.
Subject to the Corporation’s right to terminate the Option pursuant to Section 7.2 of the Plan, this Option Agreement shall be assumed by, be binding upon and inure to the benefit of any successor or successors to the Corporation.

13.	Counterparts.
This Option Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

14.	Section Headings.
The section headings of this Option Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

15.	Language.
The parties hereto have agreed that this Option Agreement and the Plan be drafted in English. Les parties aux présentes ont convenu que le présent document et les règles du régime soient rédigés en anglais.

16.	No Advice Regarding Grant.
The Grantee is hereby advised to consult with his or her own tax, legal and/or investment advisors with respect to any advice the Grantee may determine is needed or appropriate with respect to the Option (including, without limitation, to determine the foreign, state, local, estate and/or gift tax consequences with respect to the Option and any shares that may be acquired upon exercise of the Option). Neither the Corporation nor any of its officers, directors, affiliates or advisors makes any representation (except for the terms and conditions expressly set forth in this Option Agreement) or recommendation with respect to the Option. Except for the withholding rights contemplated by Sections 3 and 6 above and Section 8.5 of the Plan, the Grantee is solely responsible for any and all tax and other liability that may arise with respect to the Option and any shares that may be acquired upon exercise of the Option (including any sale of such shares).

17.	Insider Trading Rules.
The Grantee hereby acknowledges being subject to all applicable laws, rules and regulations, as well as Corporation policies, regarding insider trading.

EXHIBIT A
DEFINED TERMS
For purposes of this Option Agreement, the following definitions shall apply:

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“Cause” has the meaning given to such term in any employment agreement between the Grantee and the Corporation or any of its Subsidiaries as in effect on the Award Date or, if there is no such agreement (or such agreement does not include a definition of such term), shall mean: (a) acts or omissions constituting reckless or willful misconduct on the Grantee’s part with respect to the Grantee’s obligations or otherwise relating to the business of the Corporation or any of its Subsidiaries that causes material harm to the Corporation or such Subsidiary or to the reputation of the Corporation or such Subsidiary; (b) the Grantee’s material breach of any agreement between the Grantee and the Corporation or one of its Subsidiaries, which breach the Grantee fails to cure within thirty (30) days after receiving written notice from the Board that specifies the specific conduct giving rise to the alleged breach; (c) the Grantee’s conviction or entry of a plea of nolo contendere for fraud, theft or embezzlement, or any felony or crime of moral turpitude; or (d) the Grantee’s willful neglect of duties as reasonably determined by the Board, which the Grantee fails to cure within thirty (30) days after receiving written notice from the Board that specifies the specific duties that the Grantee has failed to perform.

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“Good Reason” has the meaning given to such term in any employment agreement between the Grantee and the Corporation or any of its Subsidiaries as in effect on the Award Date or, if there is no such agreement (or such agreement does not include a definition of such term), shall mean a voluntary termination by the Grantee of the Grantee’s employment with the Corporation or one of its Subsidiaries within one (1) year after the initial occurrence of one or more of the following (without the Grantee’s written consent): (a) the Corporation or such Subsidiary reduces the Grantee’s base compensation (including commissions) by more than ten percent (10%), (b) the Grantee’s authority, responsibilities and/or duties are materially reduced so that the Grantee’s duties are no longer consistent with the Grantee’s position as of the Award Date and the Grantee no longer reports directly to the Board of Directors of the Corporation; (c) a material breach by the Corporation or one of its Subsidiaries of any agreement between the Grantee and the Corporation or such Subsidiary; or (d) the Corporation or one of its Subsidiaries relocates the Grantee’s principal place of work to a location more than fifty (50) miles from the Grantee’s principal place of work as of the Award Date; provided, however, that such a termination by the Grantee shall not be a termination for Good Reason unless the Grantee notifies the Corporation in writing within sixty (60) days following the initial existence of the circumstance constituting Good Reason, the Corporation is given thirty (30) days from the receipt of such notice in which the Corporation may remedy or cure such condition, and the Corporation fails to remedy or cure the condition set forth in the Grantee’s notice within thirty (30) days of receipt of such notice. For purposes of the foregoing, if the Grantee does not timely provide notice to the Corporation as to a particular circumstance constituting Good Reason, then the Grantee shall be deemed to have waived the right to terminate for Good Reason with respect to such circumstance.

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“Disability” has the meaning given to such term (or a similar term) in any employment agreement between the Grantee and the Corporation or any of its Subsidiaries as in effect on the Award Date or, if there is no such agreement (or such agreement does not include a definition of such term), shall mean the Grantee (as determined solely by the Administrator on the basis of such medical evidence as the Administrator deems warranted under the circumstances) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

•	“Change in Control Event” means any of the following:

(i)
The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of either (1) the then-outstanding common shares of the Corporation (the “Outstanding Company Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (i), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with clauses (iii)(1), (2) and (3) below;

(ii)
Individuals who, as of the Award Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Award Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)
Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Shares and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the then-outstanding common shares and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation's assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Shares and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than fifty percent (50%) of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of fifty percent (50%) existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)
Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (iii) above.